Exhibit 99.1

David Havlek
salesforce.com
Investor Relations
415-536-2171 dhavlek@salesforce.com

Gordon Evans salesforce.com
Public Relations
415-536-7608 gevans@salesforce.com

Salesforce.com Announces Record Fiscal Fourth Quarter Results

First Enterprise Cloud Computing Company to Achieve Fiscal Year Revenue of One Billion Dollars

•	Record Revenue of $290 Million, up 34% Year-Over-Year

•	GAAP EPS of $0.11, up 83% Year-Over-Year

•	Net Customers Increase 3,600 in the Quarter to 55,400

•	Net Paying Subscribers Increase 400K Year-Over-Year to Surpass 1.5 Million

•	Operating Cash Flow of $76 Million for Quarter; $230 Million for Fiscal Year

•	Total Cash and Marketable Securities of $883 Million, up $213 Million Year-Over-Year

•	Company Updates FY10 Revenue Guidance to $1.30 - $1.33 Billion

SAN FRANCISCO, Calif. – February 25, 2009 – Salesforce.com (NYSE: CRM), the enterprise cloud computing company, today announced results for its fiscal fourth quarter and full fiscal year ended January 31, 2009.

“Salesforce.com is proud to be the first billion dollar cloud computing company,” said Marc Benioff, chairman and CEO, salesforce.com. “At a time when capital is precious, big-ticket software purchases just don’t make sense.”

Salesforce.com delivered the following results for the fourth quarter and full fiscal year 2009:

Revenue: Total Q4 revenue was $289.6 million, an increase of 34% on a year-over-year basis and an increase of 5% on a quarter-over-quarter basis. Subscription and support revenues were $266.1 million, an increase of 35% on a year-over-year basis and an increase of 5% on a quarter-over-quarter basis. Professional services and other revenues were $23.5 million, an increase of 15% on a year-over-year basis and an increase of 2% on a quarter-over-quarter basis.

For the full fiscal year 2009, the company reported revenue of approximately $1.077 billion, an increase of 44% from the prior year. Subscription and support revenues were $984.6 million for the year, an increase of 45%, while professional services revenue rose 35% to $92.2 million.

Earnings per Share: Q4 GAAP diluted earnings per share were approximately $0.11, including approximately $21.1 million in stock based compensation expense and approximately $2.9 million in amortization of purchased intangibles related to previously announced acquisitions. For purposes of the Q4 GAAP EPS calculations, there was an average of approximately 125 million diluted shares outstanding during the quarter.

For the full year, GAAP diluted earnings per share rose approximately 130% year-over-year to $0.35, including approximately $77.4 million in stock based compensation and approximately $8.0 million in amortization of purchased intangibles related to previously announced acquisitions. For purposes of the GAAP EPS calculations, there was an average of approximately 125 million diluted shares outstanding during the year.

Customers and Paying Subscribers: Net paying customers rose approximately 3,600 during the quarter and approximately 14,400 during the year to finish at approximately 55,400. Net paying subscribers rose to greater than 1.5 million, an increase of approximately 400,000 from the prior fiscal year end.

Cash: Cash from operations for the fiscal fourth quarter was approximately $76 million, up from $17 million in the third quarter, and down 7% year-over-year. For the full year, operating cash flow totaled $230 million, an increase of 12% from the prior year. Total cash, cash equivalents and marketable securities finished the year at approximately $883 million, an increase of approximately $78 million from Q3 and approximately $213 million from the prior fiscal year end.

Deferred Revenue: Deferred revenue on the balance sheet as of January 31, 2009 was $594 million, an increase of 24% on a year-over-year basis and 27% on a quarter-over-quarter basis.

As of February 25, 2009, salesforce.com is initiating guidance for its first quarter, fiscal year 2010. For its full fiscal year 2010, the company is updating its prior revenue guidance and initiating EPS guidance.

Q1 FY10: Revenue for the company’s first fiscal quarter is projected to be in the range of approximately $304 million to approximately $305 million. GAAP diluted EPS is expected to be in the range of approximately $0.10 to approximately $0.11. Stock based compensation expense is expected to be approximately $22 million, and amortization of purchased intangibles is expected to be approximately $2.6 million. For purposes of the Q1 GAAP EPS calculation, the company is expecting an average diluted shares count of 126 million shares, a GAAP tax rate of approximately 43% and a minority interest expense of approximately $200,000.

Full Year FY10: The company today is updating the full year revenue guidance it provided on November 20, 2008, with revenue now expected to be approximately $1.30 billion to approximately $1.33 billion. The company is also initiating its earnings outlook for the full year, expecting GAAP diluted EPS to be in the range of approximately $0.54 to approximately $0.55. Stock based compensation expense is expected to be approximately $91 million, and amortization of purchased intangibles is currently expected to be approximately $9.3 million. For purposes of the full fiscal year 2010 GAAP EPS calculation, the company is expecting an average diluted shares count of 128 million shares, a GAAP tax rate of approximately 43%, and a minority interest expense of approximately $1 million.

Quarterly Conference Call

Salesforce.com will host a conference call to discuss its fourth quarter fiscal 2009 results at 2:00 p.m. Pacific Standard Time today. A live audio webcast of the conference call, together with detailed financial information, can be accessed through the company’s Investor Relations Web site at http://www.salesforce.com/investor. In addition, an archive of the webcast can be accessed through the same link. Participants who choose to call in to the conference call can do so by dialing domestically 866-901-SFDC or 866-901-7332 and internationally 706-902-1764. A replay will be available at (800) 642-1687 or (706) 645-9291, passcode 84582465, until midnight (EST) March 13, 2009.

About salesforce.com

Salesforce.com is the enterprise cloud computing company. The company’s portfolio of SaaS applications, including its award-winning CRM offering, available at http://www.salesforce.com/products/, has revolutionized the ways that customers manage and share business information over the Internet. The company’s Force.com PaaS enables customers, developers and partners to build powerful on-demand applications that deliver the benefits of multi-tenancy across the enterprise. Applications built on the Force.com platform, available at http://www.force.com/, can be easily shared, exchanged and installed with a few simple clicks via salesforce.com’s Force.com AppExchange marketplace available at http://www.salesforce.com/appexchange/.

As of January 31, 2009, salesforce.com manages customer information for approximately 55,400 customers including Allianz Commercial, Dell, Dow Jones Newswires, Japan Post, Kaiser Permanente, KONE, and SunTrust Banks.

Any unreleased services or features referenced in this or other press releases or public statements are not currently available and may not be delivered on time or at all. Customers who purchase salesforce.com applications should make their purchase decisions based upon features that are currently available. Salesforce.com has headquarters in San Francisco, with offices in Europe and Asia, and trades on the New York Stock Exchange under the ticker symbol “CRM”. For more information please visit http://www.salesforce.com, or call 1-800-NO-SOFTWARE.

###

“Safe harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements about expected revenue and GAAP earnings per share for the first fiscal quarter of 2010 and for the full fiscal year 2010, and our expected tax rate, stock based compensation expense, amortization rate, reduction in minority interest expense, and shares outstanding, the achievement of which involve risks, uncertainties and assumptions. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, our results could differ materially from the results expressed or implied by the forward-looking statements we make.

The risks and uncertainties referred to above include - but are not limited to - risks associated with possible fluctuations in our financial and operating results, rate of growth and anticipated revenue run rate; errors, interruptions or delays in our service or our Web hosting; breaches of our security measures; the financial impact of the acquisition of InStranet and any future acquisitions; the nature of our business model; our ability to continue to release, and gain customer acceptance of, new and improved versions of our service; successful customer deployment and utilization of our existing and future services; competition; various financial aspects of our subscription model; the emerging market in which we operate; our ability to hire, retain and motivate our employees and manage our growth; changes in our customer base; technological developments; regulatory developments; unanticipated changes in our effective tax rate; and fluctuations in the number of shares we have outstanding, the price of such shares, foreign currency exchange rates, interest rates, and general developments in the economy, financial markets, and credit markets.

Further information on these and other factors that could affect our financial results is included in the reports on Forms 10-K, 10-Q and 8-K and in other filings we make with the Securities and Exchange Commission from time to time, including Form 10-Q for the quarter ended October 31, 2008 and our Form 10-K that will be filed for the fiscal year ended January 31, 2009. These documents are available on the SEC Filings section of the Investor Information section of our website at www.salesforce.com/investor.

Salesforce.com, inc. assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

Copyright (c) 2009 salesforce.com, inc. All rights reserved. Salesforce and the “no software” logo are registered trademarks of salesforce.com, inc., and salesforce.com owns other registered and unregistered trademarks. Other names used herein may be trademarks of their respective owners.

salesforce.com, inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

    (Unaudited)

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2009	2008	2009	2008
Revenues:
Subscription and support	$266,110	$196,517	$984,574	$680,581
Professional services and other	23,473	20,389	92,195	68,119

Total revenues	289,583	216,906	1,076,769	748,700
Cost of revenues (1):
Subscription and support	35,280	24,822	127,082	91,268
Professional services and other	23,454	21,909	93,389	80,323

Total cost of revenues	58,734	46,731	220,471	171,591
Gross profit	230,849	170,175	856,298	577,109
Operating expenses (1):
Research and development	29,460	17,703	99,530	63,812
Marketing and sales	144,483	106,123	534,413	376,480
General and administrative	40,816	35,619	158,613	116,508

Total operating expenses	214,759	159,445	792,556	556,800
Income from operations	16,090	10,730	63,742	20,309
Interest, net	5,397	7,315	22,667	24,493
Gain on sale of investment	—	—	—	1,272
Other income (expense)	252	(595)	(817)	139

Income before provision for income taxes and minority interest	21,739	17,450	85,592	46,213
Provision for income taxes	(7,864)	(8,296)	(37,557)	(23,385)

Income before minority interest	13,875	9,154	48,035	22,828
Minority interest in consolidated joint venture	(122)	(1,775)	(4,607)	(4,472)

Net income	$13,753	$7,379	$43,428	$18,356

Basic net income per share	$0.11	$0.06	$0.36	$0.16
Diluted net income per share	$0.11	$0.06	$0.35	$0.15
Shares used in computing basic net income per share	122,428	118,757	121,183	116,840
Shares used in computing diluted net income per share	124,533	123,680	125,228	122,422

(1) Amounts include stock-based expenses, as follows:
Cost of revenues	$2,902	$2,173	$11,051	$7,926
Research and development	3,000	1,864	9,852	6,336
Marketing and sales	9,923	7,226	36,028	25,423
General and administrative	5,316	4,323	20,435	15,522

Total stock-based expenses	$21,141	$15,586	$77,366	$55,207

salesforce.com, inc.

Condensed Consolidated Statements of Operations

As a percentage of total revenues:

(Unaudited)

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2009	2008	2009	2008
Revenues:
Subscription and support	92%	91%	91%	91%
Professional services and other	8	9	9	9

Total revenues	100	100	100	100
Cost of revenues:
Subscription and support	12	11	12	12
Professional services and other	8	11	8	11

Total cost of revenues	20	22	20	23
Gross profit	80	78	80	77
Operating expenses:
Research and development	10	8	9	8
Marketing and sales	50	49	50	50
General and administrative	14	16	15	16

Total operating expenses	74	73	74	74
Income from operations	6	5	6	3
Interest, net	2	3	2	3
Gain on sale of investment	0	0	0	0
Other income (expense)	0	0	0	0

Income before provision for income taxes and minority interest	8	8	8	6
Provision for income taxes	(3)	(4)	(4)	(3)

Income before minority interest	5	4	4	3
Minority interest in consolidated joint venture	0	(1)	0	(1)

Net income	5%	3%	4%	2%

Stock-based expenses as a percentage of total revenues, as follows:
Cost of revenues	1%	1%	1%	1%
Research and development	1	1	1	1
Marketing and sales	3	3	3	3
General and administrative	2	2	2	2

Total stock-based expenses	7%	7%	7%	7%

salesforce.com, inc.

Condensed Consolidated Balance Sheets

(in thousands)

	January 31, 2009	January 31, 2008
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$483,834	$279,095
Short-term marketable securities	213,769	171,748
Accounts receivable, net	266,555	220,061
Deferred commissions	39,384	35,679
Deferred income taxes	31,900	7,173
Prepaid expenses and other current assets	33,115	27,055

Total current assets	1,068,557	740,811
Marketable securities, noncurrent	184,962	218,957
Fixed assets, net	77,027	41,380
Deferred commissions, noncurrent	17,699	16,435
Deferred income taxes, noncurrent	26,589	26,512
Capitalized software, net	29,989	23,061
Goodwill	44,872	8,556
Other assets	30,127	13,881

Total assets	$1,479,822	$1,089,593

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$16,379	$7,478
Accrued expenses and other current liabilities	163,205	125,996
Income taxes payable	3,619	3,622
Deferred revenue	583,763	468,821

Total current liabilities	766,966	605,917
Income taxes payable, noncurrent	12,490	8,465
Long-term lease liabilities and other	7,616	2,136
Deferred revenue, noncurrent	10,263	12,073
Minority interest	10,703	8,943

Total liabilities	808,038	637,534
Stockholders’ equity:
Common stock	123	119
Additional paid-in capital	648,724	471,802
Accumulated other comprehensive loss	(2,905)	(2,276)
Retained earnings (deficit)	25,842	(17,586)

Total stockholders’ equity	671,784	452,059

Total liabilities and stockholders’ equity	$1,479,822	$1,089,593

salesforce.com, inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(Unaudited)

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2009	2008	2009	2008
Operating activities:
Net income	$13,753	$7,379	$43,428	$18,356
Adjustments to reconcile net income to net cash provided by operating activities:
Gain on sale of investment	0	0	0	(1,272)
Loss (gain) on securities	(269)	0	1,783	0
Minority interest	122	1,775	4,607	4,472
Depreciation and amortization	11,033	6,568	35,971	24,219
Amortization of deferred commissions	15,318	12,468	58,732	42,195
Change in deferred income tax valuation allowance	0	(970)	0	(970)
Expenses related to stock-based awards	21,141	15,586	77,366	55,207
Excess tax benefits from employee stock plans	(12,350)	(7,474)	(54,597)	(31,978)
Changes in assets and liabilities	26,781	45,461	62,267	94,046

Net cash provided by operating activities	75,529	80,793	229,557	204,275

Investing activities:
Business combination, net of cash acquired	(563)	0	(27,907)	0
Purchase of subsidiary stock	(4,929)	0	(21,622)	0
Changes in marketable securities	28,432	22,271	(10,409)	(60,816)
Capital expenditures	(12,232)	(8,369)	(61,059)	(43,552)
Proceeds from sale of investment	0	0	0	1,659

Net cash provided by (used in) investing activities	10,708	13,902	(120,997)	(102,709)

Financing activities:
Proceeds from the exercise of stock options	2,706	16,620	43,311	60,910
Excess tax benefits from employee stock plans	12,350	7,474	54,597	31,978
Principal payments on capital lease obligations	(706)	(6)	(997)	(175)

Net cash provided by financing activities	14,350	24,088	96,911	92,713

Effect of exchange rate changes	933	(449)	(732)	(1,792)

Net increase in cash and cash equivalents	101,520	118,334	204,739	192,487
Cash and cash equivalents, beginning of period	382,314	160,761	279,095	86,608

Cash and cash equivalents, end of period	$483,834	$279,095	$483,834	$279,095

salesforce.com, inc.

Additional Metrics

    (Unaudited)

	Jan 31, 2009	Oct 31, 2008	Jul 31, 2008	Apr 30, 2008	Jan 31, 2008	Oct 31, 2007
Full Time Equivalent Headcount	3,566	3,318	3,046	2,864	2,606	2,461
Financial data (in thousands):
Cash, cash equivalents and marketable securities	$882,565	$804,606	$823,417	$750,633	$669,800	$571,003
Deferred revenue, current and non-current	$594,026	$469,534	$479,546	$470,297	$480,894	$340,808

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2009	2008	2009	2008
Revenues by geography (in thousands):
Americas	$209,419	$158,499	$776,495	$557,976
Europe	48,088	38,396	190,685	127,010
Asia Pacific	32,076	20,011	109,589	63,714

	$289,583	$216,906	$1,076,769	$748,700

As a percentage of total revenues:
Revenues by geography:
Americas	72%	73%	72%	75%
Europe	17	18	18	17
Asia Pacific	11	9	10	8

	100%	100%	100%	100%